SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

EAT AT JOE’S, LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road

Suite 120, Scarsdale, New York 10583

(Address of Principal Executive Offices and Zip Code)

(914) 725-2700

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) EAT AT JOE’S, LTD. (the “Registrant”) entered into a material definitive agreement not made in the ordinary course of its business on December 31, 2014. The parties to the agreement are the Registrant on the one hand, and Berkshire Capital Management Co., Inc., a New York Corporation, and Joseph Fiore on the other hand. A material relationship exists between the Registrant, Berkshire Capital Management Co., Inc. and Mr. Fiore, because Mr. Fiore is the Registrant’s Chief Executive Officer, Chief Financial Officer, Chairman and Secretary. Mr. Fiore also reports on behalf of the Registrant to the Commission as the Registrant’s Principal Executive Officer & Principal Accounting Officer. Berkshire Capital Management Co., Inc. is a corporation controlled by Mr. Fiore. From time to time, Mr. Fiore and Berkshire Capital Management Co., Inc. lent capital to the Registrant in order to fund the Registrant’s operations and business plans. Respectively, through December 31, 2014, and inclusive of all principal and interest, the Registrant owes Mr. Fiore, $2,665,228, and owes Berkshire Capital Management Co., Inc. $8,367,069. The combined grand total the Registrant owes both Mr. Fiore and Berkshire Capital Management Co., Inc. as of December 31, 2014 is $11,032,297.

(a)(2) Upon the terms and subject to the conditions of the Material Definitive Agreement, the Parties agreed to extinguish the Registrant’s debt to Mr. Fiore and Berkshire Capital Management Co., Inc. as follows:

Mr. Fiore agreed to forgive interest due on the amounts owed to him by the Registrant in the sum of $268,686, resulting in a balance due to Mr. Fiore of $2,396,542, and consequently, reducing the adjusted combined total due to both Mr. Fiore and Berkshire Capital Management Co., Inc. to $10,763,611.

In exchange for the release and extinguishment of Mr. Fiore and Berkshire Capital Management Co., Inc.’s debt, the Registrant agreed to amend its articles of incorporation to classify a new preferred class of common stock containing the following preferences: (i) the designated value of the preferred shares being one hundred dollars ($100.00) each; (ii) the perpetual right of Mr. Fiore and Berkshire Capital Management Co., Inc. to convert any or all of the preferred shares into common stock of the Registrant at a price of forty cents ($0.40) per share; and, (iii) each unconverted share of preferred stock so issued to Mr. Fiore and Berkshire Capital Management Co., Inc. having a voting preference of ten thousand (10,000) votes for every one (1) share of preferred stock so issued. It was specifically agreed that the new class of preferred shares so agreed to were non-interest bearing.

The Registrant’s Board of Directors met to approve and authorize the entry into the Material Definitive Agreement, and unanimously consented to enter into the agreement, with Mr. Fiore taking no part in the vote, after having disclosed his interest in the transaction. The Registrant’s Board of Directors action to direct and designate the creation of a new preferred class of common stock containing the noted designated preferences, and afterwards directed that the Registrant issue to Mr. Fiore twenty three thousand, nine hundred and sixty five (23,965) preferred shares; and, to Berkshire Capital Management Co., Inc. eighty three thousand, six hundred and seventy one (83,671) preferred shares.

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws.

On October 24, 2014, the Registrant’s Board of Directors met in a Special Meeting and executed a unanimous written consent and resolution to recommend to the shareholders that the Registrant’s domicile should be changed from Delaware to Nevada. On October 24, 2014, pursuant to Sections 2.2 and 2.11 of the Registrant’s By-Laws, sixty-seven percent (67%) of the shareholders eligible to vote met in a Special Meeting of the Shareholders and consented, ratified and directed the Board of Directors to execute such documents, take such steps and perform such acts as may be necessary to affect the change of the Registrant’s domicile from Delaware to Nevada. On December 31, 2014, the Registrant was advised that the change of domicile to Nevada was complete.

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Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number Description

EX – 99.1 Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAT AT JOE’S, LTD. (Registrant)

Date January 7, 2015

By:/s/ Joseph Fiore

Chief Executive Officer

Chief Financial Officer

Chairman and Secretary

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